UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2011
Stanley Furniture Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1641 Fairystone Park Highway Stanleytown, Virginia	24168

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (276) 627-2010
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On February 2, 2011, Stanley Furniture Company, Inc. (the “Company”) issued a press release announcing the 2010 operating results. The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
The financial results in the attached press release are in accordance with generally accepted accounting principles (GAAP). We have also included certain non-GAAP financial measures, because we believe that they provide useful information to investors to compare operating results to those of other periods by excluding the goodwill impairment charge, income from the Continued Dumping and Subsidy Offset Act of 2000, accelerated depreciation and the restructuring charge related to the restructuring plan announced in May 2010 that are not indicative of our core operating results. These measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of the Company dated February 2, 2011, announcing the Company’s 2010 operating results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.
Date: February 3, 2011	By:	/s/ Micah S. Goldstein
Micah S. Goldstein
Chief Operating and Financial Officer